UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

April 28, 2017

Central Pacific Financial Corp.

(Exact name of registrant as specified in its charter)

Hawaii	001-31567	99-0212597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South King Street, Honolulu, Hawaii (Address of principal executive offices)	96813 (Zip Code)

(808) 544-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 28, 2017, Central Pacific Financial Corp. (the “Company”) held its Annual Meeting of Shareholders at which the shareholders voted upon and approved (i) the election of ten (10) nominees as directors; (ii) an advisory (non-binding) shareholder resolution to approve the compensation of the Company’s named executive officers (“Say-On-Pay”); (iii) an annual advisory (non-binding) vote on the frequency of the advisory “Say-On-Pay” vote; and (iv) ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

The final number of votes cast for or against (withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

		For	Against/Withheld	Abstained	Broker Non-Vote

1.	Nominees as Directors:

	Christine H. H. Camp	26,296,625	246,796	—	2,088,345

	John C. Dean	26,141,781	401,640	—	2,088,345

	Earl E. Fry	26,377,989	165,432	—	2,088,345

	Wayne K. Kamitaki	26,438,650	104,771	—	2,088,345

	Paul J. Kosasa	26,133,472	409,949	—	2,088,345

	Duane K. Kurisu	26,273,863	269,558	—	2,088,345

	Colbert M. Matsumoto	26,171,345	372,076	—	2,088,345

	A. Catherine Ngo	26,273,780	269,641	—	2,088,345

	Saedene K. Ota	26,424,518	118,903	—	2,088,345

	Crystal K. Rose	26,380,938	162,483	—	2,088,345

2.	Non-binding advisory vote to approve compensation of the Company’s named executive officers (“Say-On-Pay”).	26,354,251	169,724	19,446	2,088,345

3.	Non-binding advisory vote to approve frequency of the advisory “Say-On-Pay” vote.
	Every Year	20,383,936
	Every 2 Years	10,944
	Every 3 Years	6,139,248
				9,293	2,088,345

		For	Against/Withheld	Abstained	Broker Non-Vote
4	Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017.	28,325,013	300,785	5,968	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: May 1, 2017	By:	/s/ Glenn K. C. Ching
Glenn K.C. Ching
Executive Vice President, Chief Legal Officer and Corporate Secretary